SpectraScience Names New Chairman of the Board

SAN DIEGO, October 13, 2010 (MARKETWIRE) – SpectraScience, Inc. (OTCBB:SCIE), a San Diego based medical device company, today announced that Jim Hitchin, the Company’s current Chairman and CEO resigned as Chairman effective October 8, 2010 and that the Board elected Mark McWIlliams to assume the duties of Chairman of the Board of Directors.

Jim Hitchin, SpectraScience’s CEO said, “The Company is planning its future growth strategy and as a part of best practices and good governance is separating the Chairmanship from the Chief Executive Officer role consistent with Sarbanes-Oxley guidance.”

Mr. McWilliams has served as a Director of the Company since 2004 and brings his expertise in managing and growing technology companies, a strong network of contacts in the medical device industry and experience in technology transactions. Mr. McWilliams also serves as the CEO of Medipacs, Inc., a development stage infusion pump company. Prior to that, from December 2003 to November 2005, he was Director of Cell Imaging and Analysis at Beckman Coulter after the sale of Q3DM to Beckman in December 2003. He was President and Chief Executive Officer and Director of Q3DM, from October 2001 to December 2003, a life-sciences startup that raised several angel and venture capital funding rounds that was acquired by Beckman Coulter. Previously, he was founder and COO of Medication Delivery Devices (“MDD”), an alternate care infusion systems company that was acquired by Baxter Healthcare in 1996. Mr. McWilliams served as a VP of Research and Development at Baxter Healthcare for three years following the sale of MDD. Prior to MDD, he served as Product Development Manager at the founding of Block Medical where he was responsible for bringing the company’s first two FDA approved products rapidly to market. Block was sold to Hillenbrand Industries in 1991. He previously worked for Hughes Aircraft, Vacuum General and Martin Marietta. Mr. McWilliams has expertise in managing and growing small technology companies and has a strong network of contacts within the medical devices industry. He earned his MSME from the Massachusetts Institute of Technology, his BSME from Northeastern University and holds eight utility patents.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties that may cause SpectraScience’s actual results to differ materially from results discussed in forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by SpectraScience in this news release, its most recent Form 10-K and in SpectraScience’s other reports filed with the Securities and Exchange Commission (“SEC”) that attempt to advise interested parties of the risks and factors that may affect SpectraScience’s business. These forward-looking statements are qualified in their entirety by the cautions and risk factors filed by SpectraScience in its annual report on Form 10-K and other documents.

11568 – 11 Sorrento Valley Road • San Diego, CA 92121

Tel (858) 847 0200 • Fax (858) 847 0880

About SpectraScience, Inc.

SpectraScience is a San Diego based medical device company that designs, develops, manufactures and markets spectrophotometry systems capable of determining whether tissue is normal, pre-cancerous or cancerous without physically removing tissue from the body. The WavSTAT Optical Biopsy System uses light to optically scan tissue and provide the physician with an immediate analysis. With FDA approval for sale in the U.S. and the CE Mark for the European Union, the WavSTAT System is the first commercially available product that incorporates this innovative technology for clinical use. The Company’s LUMA imaging technology has received FDA approval for an optical non-invasive system that is proven to more effectively detect cervical cancer precursors than conventional methods available in the market today.

Contact:

SpectraScience, Inc.
Jim Hitchin, Chief Executive Officer
(858) 847-0200 x201

Hayden Communications
Investor Relations
Todd Pitcher
(858) 518-1387

11568 – 11 Sorrento Valley Road • San Diego, CA 92121

Tel (858) 847 0200 • Fax (858) 847 0880